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                                                                    Exhibit (21)


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                                State of Jurisdiction
          Name                                     of Incorporation
          ----                                  ---------------------

          Escanaba Paper Company                     Michigan
          Forest Kraft Company                       Delaware
          M-B Pulp Company                           Delaware
          MCB Woodlands and Services, Inc.           Alabama
          Mead Coated Board International, Inc.      Delaware
          Mead Foreign Holdings, Inc.                Ohio
          Mead Holdings S.A.                         France
          Mead Packaging International, Inc.         Ohio


          --------------

          * The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.

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